FOR IMMEDIATE RELEASE

Lightbridge Enters into a Joint Development Agreement with AREVA NP

The Joint Development Agreement lays the groundwork for a joint venture to further develop and to commercialize Lightbridge-designed metallic nuclear fuel, addressing economic and safety needs of the global nuclear power industry.

Reston, Va. – March 15, 2016 – Lightbridge Corporation (NASDAQ: LTBR), a U.S. nuclear fuel technology company, has entered into a Joint Development Agreement (JDA) with AREVA NP, an expert in nuclear fuel assembly design, licensing and fabrication. Under the JDA, Lightbridge and AREVA NP will work together to assess establishing a joint venture in 2016 to develop, manufacture and commercialize fuel assemblies based on Lightbridge’s next generation metallic nuclear fuel technology. The parties will share the cost of the work scope to be performed under the JDA, with AREVA NP contributing in-kind for its share of the costs.

As part of the definitive joint venture agreements based on successful completion of the scope of work under the JDA, Lightbridge and AREVA NP will agree on: (1) terms and conditions to complete the remaining scope of work to demonstrate and commercialize the fuel assemblies based on Lightbridge’s metallic nuclear fuel, and (2) a technology licensing arrangement and other agreements needed to form and operate the joint venture company. The companies have agreed to work exclusively together in the area covered by the JDA, which will remain in force until the formation of the joint venture or December 31, 2016 at the latest.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “We are enthusiastic to partner with AREVA NP under this agreement that paves the way toward formation of a joint venture focused on developing, licensing, manufacturing and commercializing fuel assemblies based on Lightbridge’s metallic nuclear fuel. As one of the largest nuclear fuel manufacturers, AREVA NP has the resources and expertise to enable global deployment of our metallic fuel in commercial reactors. The Nuclear Utility Fuel Advisory Board (NUFAB), comprising nuclear fuel and regulatory experts from Dominion Resources, Southern Nuclear Operating Company, Duke Energy, and Exelon Generation, have requested that the U.S. Nuclear Regulatory Commission (NRC) prepare to receive initial regulatory licensing documentation in 2017. With today’s agreement with AREVA NP, we are confident that we remain on track to meet that goal.”

About Lightbridge Corporation

Lightbridge is a nuclear fuel technology company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge's breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence.

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Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future arrangements between the Company and AREVA pursuant to the Joint Development Agreement or otherwise, the Company's competitive position, the timing of demonstration testing and commercial production, the Company's entry into agreements with nuclear fuel manufacturers and the timing thereof, the Company's product and service offerings, the expected market for the Company's product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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Lightbridge contact:
David Waldman/Natalya Rudman
Crescendo Communications, LLC
Tel. + 1 855-379-9900
ir@ltbridge.com